CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-19514 on Form N-1A of our report dated October 10, 2025, relating to the financial statements and financial highlights of Intermediate Bond Fund of America appearing in Form N-CSR of Intermediate Bond Fund of America for the year ended August 31, 2025, and to the references to us under the heading “Financial highlights” in the Prospectus as a different auditor and under the headings “Independent Registered Public Accounting Firm” and “Other information” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

October 26, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 14, 2026, relating to the financial statements and financial highlights of Intermediate Bond Fund of America, which appear in such Registration Statement. We also consent to the references to us under the headings “Financial highlights”, “Independent registered public accounting firm”, “Prospectuses, reports to shareholders and proxy statements”, and “Other information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

October 26, 2026